Exhibit 10.1

MUTUAL TERMINATION AGREEMENT

This MUTUAL TERMINATION AGREEMENT, dated as of March 16, 2022 (this “Agreement”), is made by and between First Reserve Sustainable Growth Corp., a Delaware corporation (“FRSG”), and Juuce Limited, a private limited company incorporated under the laws of England and Wales (registration number 09314212) (the “Company”). Capitalized terms used herein but not specifically defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement (as defined below).

WHEREAS, FRSG, EO Charging, an exempted company incorporated with limited liability in the Cayman Islands, Charge Merger Sub, Inc., a Delaware corporation and the Company (each, a “Party” and collectively, the “Parties”) are parties to that certain Business Combination Agreement and Plan of Reorganization, dated as of August 12, 2021 and amended as of February 16, 2022 (the “Business Combination Agreement”);

WHEREAS, pursuant to Section 9.01(a) of the Business Combination Agreement, the Business Combination Agreement may be terminated and the transactions contemplated thereby may be abandoned at any time prior to the Effective Time (as defined in the Business Combination Agreement) by mutual written consent of the Company and FRSG; and

WHEREAS, each of the Company and FRSG have determined to terminate the Business Combination Agreement.

NOW, THEREFORE, in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and FRSG agree as follows:

1. Pursuant to Section 9.01(a) of the Business Combination Agreement, effective as of the date hereof, the Business Combination Agreement is hereby terminated.

2. Section 9.02 of the Business Combination Agreement shall govern the effect of the termination of the Business Combination Agreement.

3. This Agreement contains the entire understanding between the Parties with respect to the subject matter hereof and supersedes any and all prior agreements, representations, understandings, and arrangements, whether written or oral, among the Parties.

4. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdiction other than the State of Delaware.

5. This Agreement may be executed in two or more counterparts, each of which will be deemed an original but all of which together will constitute one and the same instrument.

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IN WITNESS WHEREOF, each party has caused this Agreement to be signed by its respective officer thereunto duly authorized, all as of the date first written above.

FIRST RESERVE SUSTAINABLE GROWTH CORP.

By:	/s/ Neil A. Wizel
Name:	Neil A. Wizel
Title:	Chief Executive Officer

[Signature Page to Mutual Termination Agreement]

IN WITNESS WHEREOF, each party has caused this Agreement to be signed by its respective officer thereunto duly authorized, all as of the date first written above.

JUUCE LIMITED

By:	/s/ John Jardine
Name:	John Jardine
Title:	Director

[Signature Page to Mutual Termination Agreement]